Exhibit 5.7

Novartis AG

Lichtstrasse 35

CH-4056 Basel

Switzerland

Novartis Capital Corporation

230 Park Avenue, 21st Floor

New York, NY 10169

United States of America

Zurich, 17 February 2017

390618/211/hed/7505320_1.doc

Novartis AG - Form F-3 Registration Statement — Swiss Legal Opinion

Dear Sirs,

We have acted as Swiss counsel to Novartis AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland (the “Guarantor”) in connection with (i) the registration under the United States Securities Act of 1933, as amended (the “Securities Act”) on Form F-3 of an unspecified number of debt securities (the “Debt Securities”) to be issued by Novartis Capital Corporation, a corporation incorporated under the laws of the State of Delaware, USA, and Novartis Securities Investment Ltd., a limited liability company incorporated under the laws of Bermuda (each, an “Issuer” and together, the “Issuers”) and to be fully and unconditionally guaranteed by the Guarantor as to payment of principal and interest pursuant to guarantees issued by the Guarantor from time to time (the “Guarantees” and together with the Debt Securities, the “Guaranteed Debt Securities”), and (ii) the offer and sale of USD 1,000,000,000 1.800% Notes due 2020, USD 1,000,000,000 2.400% Notes due 2022, and USD 1,000,000,000 3.100% Notes due 2027, in each case issued by Novartis Capital Corporation and fully and unconditionally guaranteed by the Guarantor (collectively the “2017 Notes”).

Bär & Karrer	Zürich		Genf		Lugano		Zug		www.baerkarrer.ch
Rechtsanwälte	Bär & Karrer AG		Bär & Karrer SA		Bär & Karrer SA		Bär & Karrer AG
	Brandschenkestrasse 90		12, quai de la Poste		Via Vegezzi 6		Baarerstrasse 8
	CH-8027 Zürich		CH-1211 Genève 11		CH-6901 Lugano		CH-6301 Zug
	Phone:	+41 58 261 50 00	Phone:	+41 58 261 57 00	Phone:	+41 58 261 58 00	Phone:	+41 58 261 59 00
	Fax:	+41 58 261 50 01	Fax:	+41 58 261 57 01	Fax:	+41 58 261 58 01	Fax:	+41 58 261 59 01
	zuerich@baerkarrer.ch		geneve@baerkarrer.ch		lugano@baerkarrer.ch		zug@baerkarrer.ch

I                       Documents

For the purpose of this opinion letter, we have exclusively relied on the following documents:

a)             extracts from the Commercial Register of the Canton of Basel-Stadt relating to the Guarantor dated 24 September 2008, 11 September 2015 and 14 February 2017, respectively;

b)             copies of the articles of association (Statuten) of the Guarantor dated 26 February 2008, 27 February 2015 and 23 February 2016, confirmed by the Commercial Register of the Canton of Basel-Stadt to be up-to-date as of 24 September 2008, 11 September 2015 and 14 February 2017, respectively (the “Articles”);

c)              copies of the ‘Regulations of the Board of Directors, its Committees and the Executive Committee’ of the Guarantor (Organisationsreglement) in their versions dated January 2008 and 1 November 2015, respectively (the “Organizational Regulations”);

d)             a copy of the ‘Chairman’s Committee Charter’ of the Guarantor effective 12 December 2007 (the “Charter”);

e)              copies of the ‘Management Authorization Levels’ of the Guarantor effective 1 July 2008 and 1 January 2015, respectively (together with the Organizational Regulations and the Charter, the “Internal Regulations”);

f)               a copy of the resolutions of the Chairman’s Committee of the Guarantor dated 20 August 2008 regarding, inter alia, the execution of the Indenture (as defined below) to the extent the Guarantor is a party thereof;

g)              a copy of a certificate issued by the Corporate Secretary of the Guarantor, dated 17 February 2017, concerning (inter alia) the resolutions of a meeting of the Board of Directors of the Guarantor of 15 December 2016 regarding, inter alia, the issuance of the 2017 Notes and the establishment of Guarantees of the Guarantor relating thereto;

h)             a copy of the ‘Form F-3 Registration Statement under the Securities Act of 1933’ dated 18 September 2015 (the “Registration Statement”);

i)                 a copy of the executed indenture dated 10 February 2009 between the Issuers, the Guarantor, Novartis Finance S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, and HSBC Bank USA, National Association and attached as Exhibit 4.1 to the Registration Statement (the “Indenture”);

j)                copies of six executed securities constituting the 2017 Notes, each dated 17 February 2017, titled ‘Guaranteed Debt Security’ and containing an executed ‘Guarantee of Novartis AG’ (such guarantees collectively the “2017 Guarantees”); and

k)             such other documents and communications as we deemed necessary to render our opinions expressed in Section 3 below.

II                  Assumptions

In rendering this opinion, we have assumed:

a)             the completeness and correctness of the information provided to us;

b)             that the Guarantor owns all the issued shares of the Issuers, i.e. that the Issuers are (directly or indirectly) wholly-owned subsidiaries of the Guarantor;

c)              the genuineness of all signatures on and the authenticity and completeness of the documents under Section I submitted to us whether as originals or copies;

d)             that all documents examined remain in full force and effect as of the date of this letter and have not been amended, revoked or affected by any action subsequent to their execution or taking, and that the terms of each agreement examined reflect the true intent and the entire agreement of the parties thereto in respect of its subject-matter (except as otherwise stated therein);

e)              that the information contained in the extracts from the Commercial Register referred to in Section 1 lit. a) above is correct and, in case of the extract issued as of 14 February 2017, up-to-date as of the date of this letter in all respects relevant to our opinions;

f)               that all parties have entered into the Indenture, the 2017 Notes and the 2017 Guarantees for bona fide commercial reasons and at arm’s length terms;

g)              that the resolutions referred to in Section I lit. f) and g) have been adopted in accordance with the Articles and the Internal Regulations and that the Internal Regulations were, as of the date of the passing of such resolutions, validly in force and effect in their versions referred to in Section I, respectively; and

h)             that performance by the Guarantor of the obligations expressed to be undertaken in the Indenture and the 2017 Guarantees will not be illegal by virtue of any applicable laws other than Swiss law.

III             Opinions

Based on the foregoing assumptions and subject to the qualifications set out under Section IV below, we are of the opinion that under the laws of Switzerland as currently in force and interpreted:

a)             the Guarantor is duly incorporated and validly existing as a company limited by shares (Aktiengesellschaft) under the laws of Switzerland;

b)             the Guarantor had and has, respectively, the corporate power to execute and file the Registration Statement, and to enter into and to perform its obligations under the Indenture and the 2017 Guarantees; and

c)              the Indenture and the 2017 Guarantees have been duly authorized by the Guarantor.

IV              Qualifications

The opinions set out in Section III above are subject to the following qualifications:

a)             we are members of the Zurich Bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our opinion is confined to Swiss law. We have abstained from examining any issues of any other jurisdiction and therefore no opinion on matters other than Swiss law issues is to be inferred;

b)             we have not been retained as tax counsel or accountants and, consequently, express no opinion on any tax or accounting matters;

c)              we do not express any opinion herein about the enforceability of a final judgment by a state or federal court of the State of New York, the choice of law or the submission to the jurisdiction of the state or federal courts in the State of New York as set forth in the Indenture;

d)             other than as expressly stated herein, we express no opinion as to whether the contents of the Registration Statement are true, correct, complete and not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for knowledgeable investors to reach an informed assessment of the Guarantor, the Issuers and the Guaranteed Debt Securities;

e)              our opinion is based solely on the documents referred to in Section I above and is confined to Swiss law as in force and interpreted at the date of this opinion;

f)               we express no opinion in respect of the provisions in the Indenture and in the 2017 Guarantees concerning the payment of Additional Amounts (as defined in the Indenture) (gross-up) with respect to Swiss Withholding Tax; and

g)              in this opinion, Swiss legal concepts are expressed in English terms and not in their original Swiss terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as counsel to the Guarantor, in connection with the filing of the registration of the Guaranteed Debt Securities, and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person. This opinion is strictly limited to the matter stated in it and does not apply by implication to any other matters. We do not assume any obligation to inform you of any facts or circumstances occurring or coming to our attention subsequently to the date of this letter and which might have an impact on any matters addressed in our opinions given herein.

The obligations resulting from this opinion letter shall be subject to the substantive provisions of Swiss law.

Yours sincerely,

Bär & Karrer AG

/s/ Thomas U. Reutter